Exhibit 99.1

News Release

Investor Relations and Media contacts:
Steve Himes, 678 579 3655
steve.himes@mirant.com
Audrey Emerson, 678 579 3231
audrey.emerson@mirant.com
Stockholder inquiries:
678 579 7777

May 7, 2010

Mirant Reports First Quarter 2010 Results

•	Net income of $407 million compared to net income of $380 million for the first quarter of 2009

•	Adjusted EBITDA of $162 million compared to adjusted EBITDA of $195 million for the first quarter of 2009

•	Continue to expect to complete the merger with RRI Energy, Inc. to create GenOn Energy by the end of 2010

ATLANTA – Mirant Corporation (NYSE: MIR) today reported net income for the first quarter of 2010 of $407 million compared to net income of $380 million for the same period last year. Results for 2010 include unrealized gains, principally on hedges, of $352 million compared to unrealized gains, again principally on hedges, of $254 million for 2009. Per share results for the first quarter of 2010 were $2.79 per diluted share, compared to $2.62 per diluted share for the first quarter of 2009.

Net Income to Adjusted Net Income and Adjusted EBITDA

(in millions except per share)	Quarter Ending March 31, 2010		Quarter Ending March 31, 2009
		Per Share [1]		Per Share [1]
Net Income	$407	$2.79	$380	$2.62
Unrealized gains	(352)	(2.41)	(254)	(1.75)
Lower of cost or market inventory adjustments, net	3	0.02	(12)	(0.08)
Other	3	0.02	1	—

Adjusted Net Income	$61	$0.42	$115	$0.79

Provision for income taxes	—		8
Interest expense, net	50		36
Depreciation and amortization	51		36

Adjusted EBITDA	$162		$195

[1]	Per share amounts for 2010 are based on diluted weighted average shares outstanding of 146 million. Per share amounts for 2009 are based on diluted weighted average shares outstanding of 145 million.

Mirant reported adjusted net income of $61 million for the first quarter of 2010, or $0.42 per diluted share, compared to adjusted net income of $115 million for the first quarter of 2009, or $0.79 per diluted share. Adjusted net income excludes unrealized gains and other items. The quarter over quarter change resulted principally from lower realized gross margins, higher depreciation and amortization costs and higher net interest expense.

Adjusted EBITDA for the first quarter of 2010 was $162 million, compared to adjusted EBITDA of $195 million for the first quarter 2009. The change in adjusted EBITDA resulted principally from lower realized value of hedges, lower energy gross margins from Northeast generation and lower net gains from sales of emissions allowances, partially offset by higher energy gross margins from Mid-Atlantic generation.

Net cash provided by operating activities of continuing operations for the first quarter of 2010 was $302 million compared to $271 million for the same period in 2009.

As of March 31, 2010, the company had cash and cash equivalents of $2.105 billion, of which $553 million was restricted at Mirant North America and its subsidiaries and not available for distribution to Mirant. In addition, Mirant North America was restricted by the free cash flow requirements under the restricted payment test of its senior credit facility from making further distributions, beyond permitted interest payable by its parent, Mirant Americas Generation. The primary factor lowering the free cash flow calculation is the significant capital expenditure program to comply with the Maryland Healthy Air Act. When the capital expenditures no longer affect the free cash flow calculation, Mirant North America is expected to be able again to make distributions. Mirant does not expect the restriction on distributions to have any effect on its operations.

As of March 31, 2010, the company had total outstanding debt of $2.564 billion.

Merger with RRI Energy

Mirant and RRI Energy continue to expect to complete their merger by the end of 2010.

Earnings Call

Mirant is hosting an earnings call today to discuss its first quarter 2010 financial results. The call will be held from 9-10 a.m. EDT. The conference call can be accessed via the investor relations section of the company’s website at www.mirant.com or analysts are invited to listen to the call by dialing 888 806 6208 (International 913 312 0937) and entering pass code 6642669. Presentation slides for the earnings call have been posted to the company’s website.

A recording of the event will be available for playback on the company’s website beginning today at noon EDT. A replay also will be available by dialing 888 203 1112 (International 719 457 0820) and entering the pass code 6642669.

Non-GAAP Financial Measures

This press release and the presentation slides for the earnings call contain non-GAAP financial measures as defined by SEC rules. Management thinks that these measures are helpful to investors in measuring Mirant’s financial performance and liquidity and comparing Mirant’s performance to its peers. However, Mirant’s non-GAAP financial measures may not be comparable to similarly titled non-GAAP financial measures used by other companies. These non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for GAAP financial measures. To the extent management discusses any non-GAAP financial measures on the earnings call, a reconciliation of each measure to the most directly comparable GAAP measure will be available in the presentation slides available via the investor relations section of our website at www.mirant.com. In addition, Mirant has included a more detailed description of each of these non-GAAP financial measures, together with a discussion of the usefulness and purpose of these measures as Exhibit 99.2 to Mirant’s Current Report on Form 8-K furnished to the SEC concurrent with the issuance of this press release.

Mirant is a competitive energy company that produces and sells electricity in the United States. Mirant owns or leases more than 10,000 megawatts of electric generating capacity. The company operates an asset management and energy marketing organization from its headquarters in Atlanta. For more information, please visit www.mirant.com.

Cautionary Language Regarding Forward-Looking Statements

Some of the statements included herein involve forward-looking information. Mirant cautions that these statements involve known and unknown risks and that there can be no assurance that such results will occur. There are various important factors that could cause actual results to differ materially from those indicated in the forward-looking statements, such as, but not limited to, legislative and regulatory initiatives regarding deregulation, regulation or restructuring of the industry of generating, transmitting and distributing electricity (the “electricity industry”); changes in state, federal and other regulations affecting the electricity industry (including rate and other regulations); changes in, or changes in the application of, environmental and other laws and regulations to which Mirant and its subsidiaries and affiliates are or could become subject; the failure of Mirant’s plants to perform as expected, including outages for unscheduled maintenance or repair; environmental regulations that restrict Mirant’s ability or render it uneconomic to operate its business, including regulations related to the emission of CO2 and other greenhouse gases; increased regulation that limits Mirant’s access to adequate water supplies and landfill options needed to support power generation or that increases the costs of cooling water and handling, transporting and disposing off-site of ash and other byproducts; changes in market conditions, including developments in the supply, demand, volume and pricing of electricity and other commodities in the energy markets, including efforts to reduce demand for electricity and to encourage the development of renewable sources of electricity, and the extent and timing of the entry of additional competition in our markets; continued poor economic and financial market conditions, including impacts on financial institutions and other current and potential counterparties and negative impacts on liquidity in the power and fuel markets in which Mirant and its subsidiaries hedge and transact; increased credit standards, margin requirements, market volatility or other market conditions that could increase Mirant’s obligations to post collateral beyond amounts that are expected, including additional collateral costs associated with over-the-counter hedging activities as a result of proposed legislation governing derivative financial instruments; Mirant’s inability to access effectively the over-the-counter and exchange-based commodity markets or changes in commodity market conditions and liquidity, including as a result of proposed legislation governing derivative financial instruments, which may affect Mirant’s ability to engage in asset management, proprietary trading and fuel oil management activities as expected, or result in material gains or losses from open positions; deterioration in the financial condition of Mirant’s counterparties and the failure of such parties to pay amounts owed to Mirant or to perform obligations or services due to Mirant beyond collateral posted; hazards customary to the power generation industry and the possibility that Mirant may not have adequate insurance to cover losses resulting from such hazards or the inability of Mirant’s insurers to provide agreed upon coverage; the expected timing and likelihood of completion of the proposed merger with RRI Energy, including the timing, receipt and terms and conditions of required stockholder, governmental and regulatory approvals that may reduce anticipated benefits or cause the parties to abandon the merger; the ability of the parties to arrange debt financing in an amount sufficient to fund the refinancing contemplated in, and on terms consistent with, the Merger Agreement; the diversion of management’s time and attention from our ongoing business during the time we are seeking to complete the merger; the ability to maintain relationships with employees, customers and suppliers; the ability to integrate successfully the businesses and realize cost savings and any other synergies; and the risk that credit ratings of the combined company or its subsidiaries may be different from what the companies expect; price mitigation strategies employed by ISOs or RTOs that reduce Mirant’s revenue and may result in a failure to compensate Mirant’s generating units adequately for all of their costs; changes in the rules used to calculate capacity, energy and ancillary services payments; legal and political challenges to the rules used to calculate capacity, energy and ancillary services payments; volatility in Mirant’s gross margin as a result of Mirant’s accounting for derivative financial instruments used in its asset management, proprietary trading and fuel oil management activities and volatility in its cash flow from operations resulting from working capital requirements, including collateral, to support its asset management, proprietary trading and fuel oil management activities; Mirant’s ability to enter into intermediate and long-term contracts to sell power and to obtain adequate supply and delivery of fuel for its generating facilities, at Mirant’s required specifications and on terms and prices acceptable to it; the failure to utilize new or advancements in power generation technologies; the inability of Mirant’s operating subsidiaries to generate sufficient cash flow to support its operations; the potential limitation or loss of Mirant’s net operating losses notwithstanding a continuation of its stockholder rights plan; Mirant’s ability to borrow additional funds and access capital markets; strikes, union activity or labor unrest; Mirant’s ability to obtain or develop capable leaders and its ability to retain or replace the services of key employees; weather and other natural phenomena, including hurricanes and earthquakes; the cost and availability of emissions allowances; curtailment of operations and reduced prices for electricity resulting from transmission constraints; Mirant’s ability to execute its business plan in California, including entering into new tolling arrangements in respect of its existing generating facilities; Mirant’s ability to execute its development plan in respect of its Marsh Landing generating facility, including obtaining the permits necessary for construction and operation of the generating facility, securing the necessary project financing for construction of the generating facility, and completing the construction of the generating facility by May 2013; Mirant’s relative lack of geographic diversification of revenue sources resulting in concentrated exposure to the Mirant Mid-Atlantic market; the ability of lenders under Mirant North America’s revolving credit facility to perform their obligations; war, terrorist activities, cyberterrorism and inadequate cybersecurity, or the occurrence of a catastrophic loss; the failure to provide a safe working environment for Mirant’s employees and visitors thereby increasing Mirant’s exposure to additional liability, loss of productive time, other costs, and a damaged reputation; Mirant’s consolidated indebtedness and the possibility that Mirant or its subsidiaries may incur additional indebtedness in the future; restrictions on the ability of Mirant’s subsidiaries to pay dividends, make distributions or otherwise transfer funds to Mirant, including restrictions on Mirant North America contained in its financing agreements and restrictions on Mirant Mid-Atlantic contained in its leveraged lease documents, which may affect Mirant’s ability to access the cash flows of those subsidiaries to make debt service and other payments; the failure to comply with, or monitor provisions of Mirant’s loan agreements and debt may lead to a breach and, if not remedied, result in an event of default thereunder, which would limit access to needed capital and damage Mirant’s reputation and relationships with financial institutions; and the disposition of the pending litigation described in Mirant’s Form 10-Q for the quarter ended March 31, 2010, filed with the Securities and Exchange Commission.

Mirant undertakes no obligation to update publicly or revise any forward-looking statements to reflect events or circumstances that may arise. The foregoing review of factors that could cause Mirant’s actual results to differ materially from those contemplated in the forward-looking statements included in this news release should be considered in connection with information regarding risks and uncertainties that may affect Mirant’s future results included in Mirant’s filings with the Securities and Exchange Commission at www.sec.gov.

Additional Information and Where To Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. In connection with the proposed merger between RRI Energy and Mirant, RRI Energy will file with the SEC a Registration Statement on Form S-4 that will include a joint proxy statement of RRI Energy and Mirant that also constitutes a prospectus of RRI Energy. RRI Energy and Mirant will mail the joint proxy statement/prospectus to their respective shareholders. RRI Energy and Mirant urge investors and shareholders to read the joint proxy statement/prospectus regarding the proposed merger when it becomes available, as well as other documents filed with the SEC, because they will contain important information. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov). You may also obtain these documents, free of charge, from RRI Energy’s website (www.rrienergy.com) under the tab “Investor Relations” and then under the heading “Company Filings.” You may also obtain these documents, free of charge, from Mirant’s website (www.mirant.com) under the tab “Investor Relations” and then under the heading “SEC Filings.”

Participants in The Merger Solicitation

RRI Energy, Mirant, and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from RRI Energy and Mirant shareholders in favor of the merger and related matters. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of RRI Energy and Mirant shareholders in connection with the proposed merger will be set forth in the joint proxy statement/prospectus when it is filed with the SEC. You can find information about RRI Energy’s executive officers and directors in its definitive proxy statement filed with the SEC on April 1, 2010. You can find information about Mirant’s executive officers and directors in its definitive proxy statement filed with the SEC on March 26, 2010 and supplemented on April 28, 2010. Additional information about RRI Energy’s executive officers and directors and Mirant’s executive officers and directors can be found in the above-referenced Registration Statement on Form S-4 when it becomes available. You can obtain free copies of these documents from RRI Energy and Mirant using the contact information above.